Exhibit 21
ARRIS Group Inc. & Subsidiaries
ARRIS Group Inc., 58-2588724 (Delaware), stock is publicly traded
ARRIS Solutions, Inc., 26-1522408 (Delaware)
C-COR Incorporated, 36-3977107 (Delaware)
Broadband Management Solutions LLC, 25-1891946
C-COR Solutions Pvt. Ltd. (India, in liquidation)
C-COR Worldbridge Mexico S.A. de C.V. (in liquidation)
C-COR Electronics Canada, Inc
C-COR de Mexico S.A. de C.V.
C-COR Europe Holding B.V.
C-COR Broadband Europe B.V. (Netherlands)
France Branch
U.K. Branch
C-COR Broadband GmbH (Germany)
C-COR Broadband Communications Europe GmbH (Austria)
C-COR Iberica S.L. (Spain)
Portugal Branch
nCUBE UK Ltd. (in liquidation)
C-COR Singapore PTE Ltd. (in liquidation)
C-COR Argentina (in liquidation)
Texscan Corporation, 74-2678034 (Nevada) — Inactive Shell
ANTEC International Corporation (Barbados) — Inactive
Electronic Connector Corp. of Illinois, 36-3542005 (Illinois)
Power Guard, Inc., 63-1139816 (Illinois) — Inactive Shell
ARRIS Korea, Inc., 51-0559046 (Delaware)
ARRIS Korea, Inc. Korea Branch
ARRIS International Netherlands, B.V. (Netherlands)
ARRIS International Iberia, S.L., (Spain)
Communicaciones Broadband S.A. de C.V. (Mexico) — Inactive
ANTEC Latin America, Inc., Sucursal Argentina (Argentina)
ANTEC Do Brasil LTDA (Brasil)
Arris International Japan K.K. (Tokyo, Japan)
ARRIS International Telecommunicaciones Compania Limited (Chile)
Arris Communications Ireland Limited (Ireland)
ARRIS Technology (Shenzen) Co., Ltd. (China)